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Exhibit 5.1

April 5, 2019

Onconova Therapeutics, Inc.
375 Pheasant Run
Newtown, PA 18940

Re: Onconova Therapeutics, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Onconova Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") for filing with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 54,463 shares of common stock, par value $0.01 per share, of the Company that have been issued in connection with that certain Securities Purchase Agreement, dated March 2, 2018, by and between the Company and Pint Pharma GmbH (the "Purchase Agreement") (such shares, the "Issued Shares").

        We have examined the Registration Statement, the Certificate of Incorporation of the Company, as amended to date, the Bylaws of the Company, as amended to date, and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

        Based upon the foregoing, we are of the opinion that the Issued Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

        The opinion set forth above is limited to the laws of the Delaware General Corporation Law.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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  Exhibit 5.1